SWS



                        CONSENT OF INDEPENDENT AUDITORS'


We consent to the incorporation by reference in the Registration Statement of The Bauer Partnership, Inc. on Form S-8 of our report dated March 9, 2001, appearing in Form 10-KSB of Finders Keepers, Inc. as of and for the year ended December 31, 2000.




                                    /s/ Stark Winter Schenkein & Co., LLP
                                    ------------------------------------------
                                    (Formerly Stark Tinter & Associates, LLC)



October 19, 2001
Denver, Colorado



                        STARK WINTER SCHENKEIN & CO., LLP
                          Certified Public Accountants
                              Financial Consultants

           7535 EAST HAMPDEN AVENUE, SUITE 109, DENVER, COLORADO 80231
        PHONE: 303.694.6700, FAX: 303.694.6761, TOLL FREE: 888.766.3985,
                                WWW.SWSCPAS.COM